Exhibit (m)(2)(b)

SCHEDULE A EATON VANCE MUTUAL FUNDS TRUST CLASS A DISTRIBUTION PLAN

Name of Fund	Adoption Date

Eaton Vance AMT-Free Municipal Bond Fund	October 17, 1997
Eaton Vance Build America Bond Fund	October 19, 2009
Eaton Vance Diversified Income Fund	November 15, 2004
Eaton Vance Dividend Income Fund	August 8, 2005
Eaton Vance Floating-Rate Advantage Fund (Advisers Class and Class A shares)	August 6, 2007
Eaton Vance Floating-Rate Fund (Advisers Class shares)	August 14, 2000
Eaton Vance Floating-Rate Fund (Class A shares)	March 17, 2003
Eaton Vance Floating-Rate & High Income Fund (Advisers Class shares)	June 19, 2000
Eaton Vance Floating-Rate & High Income Fund (Class A shares)	March 17, 2003
Eaton Vance Government Obligations Fund	June 23, 1997
Eaton Vance High Income Opportunities Fund	February 9, 2004
Eaton Vance International Equity Fund	February 13, 2006
Eaton Vance Large-Cap Core Research Fund	August 13, 2001
(formerly Eaton Vance Equity Research Fund)
Eaton Vance Low Duration Fund	June 18, 2002
Eaton Vance Strategic Income Fund	October 17, 1997
Eaton Vance Structured Emerging Markets Fund	March 27, 2006
Eaton Vance Tax-Managed Dividend Income Fund	February 10, 2003
Eaton Vance Tax-Managed Equity Asset Allocation Fund	December 10, 2001
Eaton Vance Tax-Managed Growth Fund 1.1	June 23, 1997
Eaton Vance Tax-Managed Growth Fund 1.2	March 1, 2001
Eaton Vance Tax-Managed International Equity Fund	March 2, 1998
Eaton Vance Tax-Managed Mid-Cap Core Fund	December 10, 2001
Eaton Vance Tax-Managed Multi-Cap Growth Fund	June 19, 2000
Eaton Vance Tax-Managed Small-Cap Fund	August 11, 1997
(formerly Eaton Vance Tax-Managed Small-Cap Growth Fund)
Eaton Vance Tax-Managed Small-Cap Value Fund	December 10, 2001
Eaton Vance Tax-Managed Value Fund	August 16, 1999